Filed pursuant to Rule 424(b)(5)

Registration File No. 333-233231

PROSPECTUS SUPPLEMENT

To Prospectus, dated September 16, 2019

3,750,000 Shares of Common Stock

We are selling 3,750,000 shares of our common stock, $0.0001 par value per share, at a purchase price of $4.00 per share to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “CLXT.” On October 15, 2020, the last reported sale price of our common stock on the Nasdaq Global Market was $5.03 per share.

Cellectis S.A., our majority stockholder, is purchasing 1,250,000 shares of our common stock in this offering at the offering price.

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent for this offering. The Placement Agent has agreed to use its “reasonable best efforts” to arrange for the sale of our common stock offered by this prospectus supplement and the accompanying prospectus, but the Placement Agent has no obligation to purchase or sell any of such shares or to arrange for the purchase or sale of any specific number or dollar amount of such shares. There is no required minimum number of shares of our common stock that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth below. We have not arranged to place the funds from investors in an escrow, trust or similar account. We have agreed to pay the Placement Agent the fees set forth in the table below in connection with this offering, which assumes that we sell all of the shares of common stock we are offering hereby.

	Per Share	Total
Offering price	$4.00	$15,000,000
Placement agent fees(1)(2)	$0.21	$800,000
Proceeds, before expenses, to us	$3.79	$14,200,000

(1)	In addition, we have agreed to pay the Placement Agent an expense allowance. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement.
(2)

The Placement Agent will receive a cash fee of 2.0% of the gross proceeds on the shares of common stock sold to Cellectis S.A. In the above table, the placement agent fee per share reflects a combination of the cash fee on the gross proceeds of this offering and the reduced cash fee on the gross proceeds of the shares of common stock sold to Cellectis, S.A.

Delivery of the shares of common stock is expected to be made on or about October 20, 2020, subject to the satisfaction of certain closing conditions.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information in the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 16, 2020.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, the shares of common stock offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of common stock offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by

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reference in this prospectus supplement, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and accompanying prospectus, and any related free writing prospectus, including the risks of investing in our common stock discussed in the section titled “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part. Throughout this prospectus supplement, the terms “we,” “us,” “our,” “Calyxt” and “our company” refer to Calyxt, Inc. When we use the term “Cellectis” we are referring to Cellectis S.A., our majority stockholder.

Our Company

We are a technology company focused on delivering plant-based innovations and solutions with substantial disruption potential across multiple industries. Our streamlined business model comprises three go-to-market strategies. Specific deal structure and the amount and timing of cash flows will vary depending upon several factors, including cost to develop, size of the opportunity, and the stage at which a partner or licensee enters the development process. Summaries of our go-to-market strategies are as follows:

•

TALEN® Licensing Arrangements: Through licensing agreements with third parties with respect to our technology, including our TALEN® technology, for negotiated upfront and annual fees and potential royalties upon commercial sale of products.

•

Trait and Product Licensing Arrangements: Through licensing agreements with downstream partners with respect to Calyxt-developed traits or products for negotiated upfront and milestone payments and potential royalties upon commercial sale of products.

•	Seed Sale Arrangements: Through purchase agreements for the direct sale of seed, with such sales expected to generate revenue for Calyxt.

For TALEN®, trait, and product licensing arrangements, we expect that our customers will primarily be seed companies, biotechnology companies, germplasm providers, large agricultural processors, others in the crops’ relevant supply chain, and growers, who would, in each case, utilize our technology for their own trait development in specified crops. For seed sale arrangements, we expect that our customers will be large agricultural processing companies, including millers and crushers, or others in the relevant crop’s supply chain, in each case with developed agronomy infrastructure and commercialization expertise. Across each of these approaches, we will seek to develop relationships with strategic customers where our product candidates are most likely to benefit from deep agronomy, product management, and commercialization expertise. Placing our products and traits with such strategic customers will reduce our expenses and downstream risk exposure, while allowing us to pursue diversified growth across multiple revenue streams.

We believe that our streamlined business model with differentiated go-to-market strategies provides a capital-efficient, lower-cost, and highly scalable approach. Our strategy is based on focusing on our core strengths in research and development, gene-editing, and trait development. We will continue to focus on advancing our gene-editing technologies toward developing high value innovations and plant-based solutions with substantial disruption potential, while leveraging our partners and licensees to manage commercialization and the associated costs and risks. We believe that focusing our efforts on our gene-editing technology and trait development expertise, while contracting with commercialization partners or licensees for downstream execution strikes a balance where we are best positioned for cost-efficient paths to market.

We are currently exploring product opportunities in alfalfa, canola, hemp, oats, peanuts, peas, potato, pulses, soybeans, wheat, and other crops for potential applications across a variety of industries, including food, pharmaceutical, energy, and agriculture. Applying our streamlined business model with differentiated go-to-market strategies, we are well positioned to nimbly develop plant-based input solutions for specific downstream issues, including consumer preferences, sustainability, cost, quality, and regulatory compliance.

Relationship with Cellectis

Prior to our initial public offering (“IPO”) on July 25, 2017, we were a wholly-owned subsidiary of Cellectis S.A. As of June 30, 2020, Cellectis owned approximately 68.7% of our outstanding common stock. In connection with the IPO, we and Cellectis entered into certain agreements that relate to our relationship with Cellectis and provide a framework for our ongoing relationship with Cellectis. These agreements include a management services agreement, pursuant to which Cellectis provides certain support functions on a centralized basis and allocates a portion of the expense to us; a stockholders agreement dated July 25, 2017, which provides Cellectis with certain contractual rights as long as it maintains threshold beneficial ownership levels in our shares; and a license agreement, pursuant to which we hold an exclusive, worldwide license in plants to key intellectual property owned by Cellectis. These agreements are described in “Certain Relationships and Related Transactions—Relationship with Cellectis” in our definitive proxy statement, incorporated by reference herein.

Corporate Information

Calyxt was incorporated in the State of Delaware in 2010. Our corporate headquarters is located at 2800 Mount Ridge Road, Roseville, Minnesota 55113 and our phone number is (651) 683-2807. Our filings with the SEC are posted on our corporate website at www.calyxt.com. The information contained in, or accessible through, our corporate website does not constitute part of this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “CLXT.”

The Offering

Common stock offered by us	3,750,000 shares of our common stock, par value $0.0001 per share.

Offering Price	$4.00 per share of common stock.

Common stock to be outstanding after this offering	36,790,520 shares (assuming the sale of all shares covered by this prospectus supplement).

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See the section titled “Use of Proceeds.”

Cellectis share purchase	Cellectis S.A., our majority stockholder, is purchasing 1,250,000 shares of our common stock in this offering at the offering price.

Risk factors	Investment in our securities involves a high degree of risk. You should read the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Market symbol	“CLXT”

The number of shares of common stock to be outstanding after this offering is based on 33,040,520 shares outstanding as of June 30, 2020, and excludes as of that date:

•	4,183,828 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $11.39 per share;

•	695,074 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding;

•	311,667 shares of common stock issuable upon the vesting and settlement of performance stock units outstanding; and

•	2,893,117 shares of common stock reserved for future issuance under our 2017 Omnibus Plan.

Unless otherwise stated, information in this prospectus supplement assumes no further exercise of outstanding options.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of these risks actually occur, our business, operating results, prospects or financial condition could be harmed. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to The Offering

If you purchase common stock in this offering, you will experience substantial and immediate dilution.

If you purchase common stock in this offering, you will experience substantial and immediate dilution of $2.43 per share in the net tangible book value after giving effect to the offering at the offering price of $4.00 per share because the price that you pay will be substantially greater than the net tangible book value per share that you acquire. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity to influence our decisions on how to use the proceeds, and we may not apply the net proceeds of this offering in ways that increase the value of your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we intend to invest the net proceeds from this offering in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government in accordance with our investment policy. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The market price of our common stock has been and could remain volatile, which could adversely affect the market price of our common stock.

The market price of our common stock has experienced, and may continue to experience, volatility in response to various factors. Between January 1, 2020 and September 30, 2020, the sales price of our common stock on the NASDAQ Global Market fluctuated from a high of $8.41 per share to a low of $2.40 per share. Some factors that may cause the market price of our common stock to fluctuate include our quarterly operating results, our perceived prospects or the perceptions of the market of our pipeline, our new products or our technologies, changes in securities analysts’ recommendations or earnings estimates and our ability to meet such estimates, changes in general conditions in the economy or the financial markets, capital raising activity and other developments affecting us, our competitors or Cellectis.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their common stock at a favorable price or at all and may otherwise negatively affect the liquidity of our common stock.

Our historical financial information is not necessarily representative of the results we would have achieved as a standalone company and may not be a reliable indicator of our future results.

We are a majority-owned subsidiary of Cellectis. As a result, our historical financial information does not reflect the financial condition, results of operations or cash flows we would have achieved as a standalone company and not a subsidiary of Cellectis during the periods presented or those we will achieve in the future. This is primarily the result of the following factors:

•

Prior to the fourth quarter of 2019, our historical financial information reflects expense allocations for certain support functions that were provided on a centralized basis within Cellectis, such as expenses for business technology, facilities, legal, finance, human resources and business development that may be higher or lower than the comparable expenses we would have actually incurred, or will incur in the future, as a standalone company;

•

significant increases in our cost structure as a result of becoming a public company, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act, which expenses may increase at such time as we operate as a standalone company; and

•	our direct costs for activities we are performing following their separation from Cellectis, reducing our management fee expense charged by Cellectis.

As a result of these matters, it may be difficult for investors to compare our future results to historical results or to evaluate our relative performance or trends in our business.

Future sales of our common stock by Cellectis or others of our common stock, or the perception that such sales may occur, could depress the market price of our common stock.

As of June 30, 2020, Cellectis owned 68.7% of our outstanding shares of common stock. Future sales of shares held by Cellectis in the public market will be subject to the volume and other restrictions of Rule 144 under the Securities Act for so long as Cellectis is deemed to be our affiliate, unless the sale of the shares is registered with the SEC. We are unable to predict with certainty whether or when Cellectis will sell a substantial number of shares of our common stock. The sale by Cellectis of a substantial number of shares, or a perception that such sales could occur, could significantly reduce the market price of our common stock.

The concentration of ownership of our common stock and provisions in our Certificate of Incorporation, Bylaws and Delaware law may prevent or delay an acquisition of us, which could decrease the trading price of our common stock.

The fact that, as of June 30, 2020, Cellectis owned 68.7% of our common stock and Cellectis’ rights under the stockholders’ agreement to approve a sale of Calyxt and other changes in our Board of Directors and management will prevent a third party from attempting to acquire control of Calyxt and prevent changes in our Board of Directors or management, even if a sale of Calyxt or the changes would be considered beneficial by many stockholders other than Cellectis. Further, following the first date on which Cellectis no longer beneficially own more than 50% of the outstanding shares of our common stock, certain provisions of our certificate of incorporation, bylaws and other agreements may make it more difficult for a third party to acquire or discourage a third-party from attempting to acquire control of Calyxt, including:

•	the provisions of our certificate of incorporation requiring the Board of Directors to be divided into three classes with staggered terms;

•	the provisions of our bylaws regarding the business properly brought before our stockholders and the nomination of directors for election at stockholder meetings;

•	the right of our Board of Directors to fix the designations, powers, preferences and relative, participating, optional or other rights, of preferred stock without stockholder approval;

•	the provisions of our Certificate of Incorporating limiting the right of stockholders to remove directors; and

•	the provisions of our agreements provide for severance payments to our executive officers in the event of certain terminations following a “change in control.”

Following the first date on which Cellectis no longer beneficially own more than 50% of the outstanding shares of our common stock, these provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many stockholders, including transactions in which our stockholders might otherwise receive a premium for their shares of our common stock. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, possibly depressing the market price of our common stock. As a result, stockholders may be limited in their ability to obtain a premium for their shares both while ownership of our common stock is concentrated with Cellectis and after.

We are an “emerging growth company” and have reduced disclosure requirements that may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”. If investors may find our common stock less attractive because of our reliance on these exemptions and, as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated herein contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have made these forward-looking statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are based on our current assumptions and expectations, are subject to risks and uncertainties. Forward-looking statements in this prospectus supplement and the documents incorporated herein may include statements about our future financial performance, product pipeline and development, commercialization efforts, and growth strategies. These statements are only predictions based on our current expectations and projections about future events. Our actual results could be materially different that those expressed, implied or anticipated by the forward-looking statements.

There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, without limitation, factors relating to:

•	the severity and duration of the evolving COVID-19 pandemic and the resulting impact on macro-economic conditions;

•	the impact of increased competition;

•	disruptions at our key facilities;

•	changes in customer preferences and market acceptance of our products;

•	competition for collaboration partners and licensees and the successful execution of collaborations and licensing agreements;

•	the impact of adverse events during development, including unsuccessful field trials or disruptions in seed production;

•	the impact of improper handling of our product candidates by unaffiliated third parties during development, such as the improper aerial spraying of our high fiber wheat product candidate;

•	failures by third-party contractors;

•	inaccurate demand forecasting;

•	the effectiveness of commercialization efforts by commercial partners or licensees;

•	our ability to make grain sales on terms acceptable to us;

•	the timing of our grain sales;

•	our ability to collect accounts receivable;

•	disruptions to supply chains, including transportation and storage functions;

•	commodity price conditions;

•	the impact of changes or increases in oversight and regulation;

•	disputes or challenges regarding intellectual property;

•	proliferation and continuous evolution of new technologies;

•	management changes; and

•	dislocations in the capital markets.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Any of these factors, in whole or in part, could materially and adversely affect our business, financial condition, results of operations and the price of our common stock.

Any forward-looking statement made by us in this prospectus supplement and the documents incorporated by reference herein or therein is based only on information currently available to us and speaks only as of the date of this prospectus supplement or such incorporated document, as the case may be. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of the document in which such statement appears, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

You should read this prospectus supplement together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $14.0 million after deducting the placement agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of the shares of our common stock offered by us hereunder for general corporate purposes, including to advance our current product development pipeline, to continue to advance our TALEN® technology and our intellectual property portfolio, and to support the execution of our streamlined business model.

We have not determined the amounts that we plan to spend on any specific area or the timing of such expenditures. Accordingly, our management will have broad discretion to use the net proceeds from this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government in accordance with our investment policy.

DILUTION

If you invest in our shares, you will experience immediate and substantial dilution to the extent of the difference between the price per share paid in this offering and the adjusted net tangible book value per share of our common stock immediately after the offering.

Our net tangible book value as of June 30, 2020 was $43.6 million, or $1.32 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 3,750,000 shares of our common stock in this offering at an offering price of $4.00 per share and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been $57.6 million, or $1.57 per share. This represents an immediate increase in net tangible book value of $0.25 per share to existing stockholders and immediate dilution of $2.43 per share to investors purchasing our common stock in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Offering price per share		$4.00
Net tangible book value per share as of June 30, 2020	$1.32
Increase in net tangible book value per share attributable to this offering	0.25

As adjusted net tangible book value per share as of June 30, 2020, after giving effect to this offering		1.57

Dilution per share to investors purchasing shares of our common stock in this offering		$2.43

The above discussion and table are based on 33,040,520 shares of common stock outstanding as of June 30, 2020, and excludes:

•	4,183,828 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $11.39 per share;

•	695,074 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding;

•	311,667 shares of common stock issuable upon the vesting and settlement of performance stock units outstanding; and

•	2,893,117 shares of common stock reserved for future issuance under our 2017 Omnibus Plan.

The above illustration of dilution per share to investors participating in this offering assumes no further exercise of outstanding options. To the extent that any outstanding options are exercised, there will be further dilution to new investors.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated October 12, 2020, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our shares of common stock pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock in this takedown offering from our “shelf” registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our shares of common stock, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we are only selling the shares of common stock to investors who have entered into the securities purchase agreement.

Cellectis S.A., our majority stockholder, is purchasing 1,250,000 shares of our common stock in this offering at the offering price.

We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement and the accompanying prospectus on or about October 20, 2020, subject to customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering; provided, however, that the placement agent will receive a reduced cash fee of 2.0% on the shares of common stock sold to Cellectis S.A. in this offering. We will also pay the placement agent for its non-accountable expenses in the amount of $50,000. In addition, we will reimburse the placement agent for clearing expenses of $12,900.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of common stock pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the shares of common stock offered hereby:

Per share placement agent fee(1)	$0.21
Total	$800,000

(1)	The placement agent will receive a cash fee of 2.0% of the gross proceeds on the shares of common stock sold to Cellectis S.A.

We have granted the placement agent rights for a tail fee during the twelve-month period following expiration or termination of our engagement agreement with the placement agent, subject to certain limitations.

We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $160,000.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The securities purchase agreement will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Our common stock is listed on the Nasdaq Global Market under the symbol “CLXT.”

LEGAL MATTERS

Jones Day, New York, New York, will pass upon the validity of the securities offered hereby.

EXPERTS

The financial statements of Calyxt, Inc. appearing in Calyxt’s Annual Report (Form 10-K) for the year ended December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements to the extent covered by consents filed with the SEC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered hereby. This prospectus supplement and accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, www.calyxt.com, other than as specifically incorporated by reference in this prospectus supplement, is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with them. This allows us to disclose important information to you by referring those publicly filed documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-38161) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 (including the information in Part III incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 5, 2020, March 26, 2020, May 22, 2020, and July 6, 2020; and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed on July 20, 2017, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

PROSPECTUS

$200,000,000

CALYXT, INC.

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

Debt Securities

We may offer and sell from time to time in one or more offerings shares of our common stock, shares of our preferred stock, warrants, subscription rights, units or debt securities for an aggregate offering price of  $200,000,000. Any of these securities may be offered separately or in combination at prices and on other terms to be determined at the time of the offering.

Each time we offer any securities pursuant to this prospectus, we will provide a prospectus supplement that will provide the specific terms of the securities to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference into this prospectus. You should read this prospectus, any applicable prospectus supplements and any documents incorporated by reference carefully before you invest.

We may offer these securities directly to investors, through agents, underwriters or dealers, or through a combination of these methods. Each applicable prospectus supplement will provide the terms of the plan of distribution relating to the specific offering. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “CLXT.” On September 13, 2019, the closing sale price of our common stock on Nasdaq was $7.71 per share.

Investing in our securities involves risks. See “Risk Factors” on page 4 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus and the documents we incorporate by reference into this prospectus provide you with a general description of the securities under this shelf registration statement. In connection with a specific offering, we may provide a prospectus supplement and may also provide you with a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus, if any, may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus, any applicable accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find Additional Information” in this prospectus.

We have not authorized any other person to provide you with any information different than that contained or incorporated by reference in this prospectus and any applicable accompanying prospectus supplement or free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by us. We are not making offers to sell the securities and are not soliciting offers to buy the securities in any jurisdiction where an offer or solicitation is not permitted. The information in this prospectus is accurate only as of the date on the front cover. You should not assume that the information contained in this prospectus, including any information incorporated in this prospectus by reference, any applicable accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

When we use the terms “we,” “us,” the “Company,” or “our” in this report, unless the context otherwise requires, we are referring to Calyxt, Inc. When we use the term “Cellectis” we are referring to Cellectis S.A., our majority stockholder.

We own the name and trademark, Calyxt® and Calyno™; we also own or license other trademarks, trade names and service marks of Calyxt appearing in this this prospectus and any prospectus supplement or free writing prospectus. The name and trademark, “Cellectis®” and “TALEN®”, and other trademarks, trade names and service marks of Cellectis appearing in this prospectus and any prospectus supplement or free writing prospectus are the property of Cellectis. This prospectus, any prospectus supplement and any free writing prospectus may also contain additional trade names, trademarks and service marks belonging to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

ii

SUMMARY

Our Company

We are a healthy food ingredient company. We leverage proprietary intellectual property, our technical expertise, and an end-to-end supply chain toward our mission of “Making the Food You Love a Healthier Choice™”.

Using our proprietary technologies and expertise, including TALEN gene-editing technology exclusively licensed to us in the field of agriculture, we develop food crops with targeted traits quickly and more cost effectively than traditional methods. Our technologies enable precise cuts to DNA in a single plant cell. This allows us to use the plant’s natural repair machinery to make our desired genome edit and regenerate the single cell into a full plant that includes this gene edit. We believe that we can identify a consumer need and develop a product from “concept to fork” in cycles as short as six years by utilizing these proprietary technologies.

We believe that we are well-positioned to address consumer preferences that are evolving to demand healthier, more nutritionally rich foods. To bring our consumer-centric products to the marketplace, we intend to repurpose and leverage existing supply chain capacity by contracting, tolling or partnering with players in the existing supply chain, such as seed production companies, seed distributors, farmers, crushers, millers, and refiners. We expect this will allow us to apply our resources to maximizing innovation and product development while minimizing our capital expenditures and overhead. We intend to strategically out-license our intellectual property to maximize our market opportunity.

Our first commercial products are oil and meal derived from a High Oleic Soybean designed to produce a healthier oil that has increased heat stability with zero grams of trans fat per serving. We completed our first sales of our High Oleic Soybean Oil and High Oleic Soybean Meal in the first quarter of 2019. Among our other product candidates are other soybean products and a High Fiber Wheat.

Our current commercial focus is North America. This may expand over time to other geographies, subject to customer demand and regulatory requirements, among other factors. We also intend to explore the ability to add value through our existing product candidates once they are commercialized by combining traits in the same crop, which may allow us to deliver products with additional benefits without adding significant cost.

Relationship with Cellectis

Prior to our initial public offering (“IPO”) on July 25, 2017, we were a wholly-owned subsidiary of Cellectis S.A. As of June 30, 2019, Cellectis owned approximately 69.1% of our outstanding common stock. In connection with the IPO, we and Cellectis entered into certain agreements that relate to our relationship with Cellectis and provide a framework for our ongoing relationship with Cellectis. These agreements include a management services agreement, pursuant to which Cellectis provides certain support functions on a centralized basis and allocates a portion of the expense to us; a Stockholders Agreement, (as defined below), which provides Cellectis with certain contractual rights as long as it maintains threshold beneficial ownership levels in our shares; and a license agreement, pursuant to which we hold an exclusive, worldwide license in plants to key intellectual property owned by Cellectis.

Corporate Information

Calyxt was incorporated in the State of Delaware in 2010. Our corporate headquarters is located at 2800 Mount Ridge Road, Roseville, Minnesota 55113 and our phone number is (651) 683-2807. Our filings with the SEC are posted on out corporate website at www.calyxt.com. The information contained in, or accessible through, our corporate website does not constitute part of this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “CLXT.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have made these forward-looking statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are based on our current assumptions and expectations, are subject to risks and uncertainties. Forward-looking statements in this report may include statements about our future financial performance, product pipeline and development, commercialization efforts, and growth strategies. These statements are only predictions based on our current expectations and projections about future events. Our actual results could be materially different that those expressed, implied or anticipated by the forward-looking statements.

There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, without limitation, factors relating to:

•	Our limited operating history;

•	The challenges associated with achieving operating scale following the launch of our initial commercial product;

•	Our incurrence of losses since our inception and the likelihood that we will continue to incur losses for the foreseeable future;

•	Significant competition from competitors with substantially greater resources than us;

•	Evolving regulatory requirements within and outside of the United States;

•	Government policies and regulations affecting the agricultural sector and related industries;

•	Commodity prices and other market risks facing the agricultural sector;

•	Our reliance on gene-editing technologies that may become obsolete in the future;

•	Our product development efforts, which use complex integrated technology platforms and require substantial time and resources;

•	Our success in obtaining or maintaining necessary rights to product components and processes for our development pipeline through acquisitions and in-licenses;

•	Our need to raise additional funding and the availability of additional capital or capital on acceptable terms;

•	Our reliance on third parties in connection with our field trials and research services;

•	Our growing experience with the commercialization of product candidates;

•	The recognition of value in our products by farmers and food processors, and the ability of farmers and food processors to work effectively with our crops;

•	Our ability to secure third-party contractors necessary for the development and commercial launch of our products;

•	Our reliance on contractual counterparties;

•	Public perceptions of biotechnology; genetically engineered products; and ethical, legal, environmental, health and social concerns;

•	Our ability to accurately forecast demand for our products;

•	The needs of food manufacturers and the recognition of shifting consumer preferences;

•	Adverse natural conditions and the highly seasonal and weather-sensitive nature of our business;

•	Our exposure to product liability claims;

•	The geographic concentration of our business activities;

•	Our ability to use net operating losses to offset future taxable income;

•	The adequacy of our patents and patent applications;

•	Our licensing of intellectual property from Cellectis and reliance on Cellectis to prosecute, maintain, defend or enforce such intellectual property;

•	Uncertainty relating to our patent positions that involve complex scientific, legal and factual analysis;

•	The limited lifespan of our patents and limitations in intellectual property protection in some countries outside the United States;

•	Developments in patent and other intellectual property law;

•	Our ability to identify relevant third-party patents and to interpret the relevance, scope and expiration of third-party patents;

•	Potential assertions of infringement, misappropriation or other violations of intellectual property rights, including licensing agreements;

•	Loss or damage to our germplasm libraries and our ability to access and maintain competitive germplasm libraries;

•	Our ability to attract and retain senior management and key employees;

•	Our relationship with Cellectis, our majority stockholder, and its ability to control the direction of our business;

•	Our being a “controlled company” and, as a result, qualifying for, and intending to rely on, exemptions from certain corporate governance requirements;

•	Our status as an emerging growth company; and

•	Those factors discussed under the caption “Risk Factors” in our periodic filings with the SEC.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Any of these factors, in whole or in part, could materially and adversely affect our business, financial condition, results of operations and the price of our common stock.

Any forward-looking statement made by us in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein is based only on information currently available to us and speaks only as of the date of this prospectus, such prospectus supplement or such incorporated document, as the case may be. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of the document in which such statement appears, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by the annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement prepared in connection with an offering of securities pursuant to this prospectus, the net proceeds from the sale of any securities described in this prospectus will be used for general corporate purposes. General corporate purposes may include financing research and development; funding personnel and infrastructure enhancements; repayment, repurchase or redemption of debt; repurchases of other securities; acquisitions; additions to working capital; capital expenditures and investments. Accordingly, we will have significant discretion over the use of any net proceeds. We may provide additional or updated information on the use of net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF CAPITAL STOCK

Below is a description of the material terms and provisions of our amended and restated certificate of incorporation, which we refer to as our Certificate of Incorporation, and our amended and restated bylaws, as amended, which we refer to as our By-laws, as well as relevant terms and provisions of our indemnification agreements for directors and officers and Delaware law affecting the rights of our stockholders. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, By-laws and such indemnification agreements. Copies of our Certificate of Incorporation, By-laws and indemnification agreements have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of:

•	275,000,000 shares of common stock, par value $0.0001 per share; and

•	50,000,000 shares of preferred stock, par value $0.0001 per share.

As of September 16, 2019, there were 32,867,413 shares of common stock outstanding, of which 22,713,175 were held by Cellectis. At that date, there were no shares of preferred stock outstanding.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the voting power of our common stock could, if they so choose, elect all the directors.

Dividend Rights. Holders of common stock are entitled to receive dividends if, as and when declared by our Board of Directors, out of our legally available assets, in cash, property or shares of our capital stock, after payments of dividends required to be paid on outstanding preferred stock, if any.

Distributions in Connection with Mergers or Other Business Combinations. Upon a merger, consolidation or substantially similar transaction, holders of common stock will be entitled to receive equal per share payments or distributions.

Liquidation Rights. Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of the common stock, subject to prior satisfaction of all outstanding debts and other liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding preferred stock.

Stockholders Agreement. In connection with our IPO, we entered into a stockholders agreement dated July 25, 2017 with Cellectis (as amended from time to time, the “Stockholders Agreement”), pursuant to which Cellectis has certain rights so long as it beneficially owns at least 15% of the then-outstanding shares of our common stock, as described in “Certain Relationships and Related Party Transactions, and Director Independence—Relationship with Cellectis—Stockholders Agreement” in our definitive proxy statement, incorporated by reference herein.

Other Matters. Our Certificate of Incorporation does not entitle holders of our common stock to preemptive rights. No redemption or sinking fund provisions apply to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Certificate of Incorporation authorizes our Board of Directors, without further action by the stockholders (unless so required by applicable law or Nasdaq listing standards), to issue preferred stock in one or more series, to increase or decrease the number of shares of any series subsequent to the issuance of that series, but not below the number of shares of such series then outstanding, and to determine the preferences, limitations and rights of any shares of preferred stock that we choose to issue, without vote or action by the stockholders.

We will fix the designations, powers, preferences and relative, participating, optional or other rights, if any, of the preferred stock of each such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that sets forth the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. If we offer preferred stock, the terms of the particular series of preferred stock will be described in the applicable prospectus supplement. This description will include (to the extent applicable):

•	the designation of the applicable series number of shares of such series we are offering;

•	the purchase price;

•	the liquidation preference per share;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into other securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Delaware General Corporation Law (the “DGCL”) provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our Certificate of Incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Delaware Anti-Takeover Law and Provisions of our Charter and our Bylaws

The following provisions may make a change in control of our business more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our Board of Directors.

Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our Board of Directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our Board of Directors. The existence of authorized but unissued shares of common stock or preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Election and Removal of Directors. Our Board of Directors consists of not less than five nor more than eleven directors, excluding any directors elected by holders of preferred stock pursuant to provisions of any applicable series of preferred stock entitling the holders thereof to separately elect directors. The exact number of directors will be fixed from time to time by resolution of our Board of Directors. As of the date of this prospectus, our Board of Directors has seven members.

Pursuant to the Stockholders Agreement, Cellectis has the right to nominate the greater of three directors or a majority of directors to our Board of Directors so long as it continues to own at least 15% of our then-outstanding shares of our common stock.

At any time after Cellectis beneficially owns less than 50% of our then outstanding common stock, our Certificate of Incorporation provides that directors may be removed only for cause and only by the affirmative vote of holders of a majority of our then outstanding stock. Prior to such time, directors may be removed with or without cause.

Classified Board of Directors. Our Board of Directors currently is not classified. However, our Certificate of Incorporation and our By-laws provide that our Board of Directors will be classified with approximately one-third of the directors elected each year at such time as Cellectis no longer holds at least 50% of our then outstanding common stock. The number of directors will be fixed from time to time by a majority of the total number of directors that we would have at the time such number is fixed if there were no vacancies. The directors will be divided into three classes, designated class I, class II and class III. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term and until their successors are duly elected and qualified. In addition, if the number of directors is changed, any increase or decrease will be apportioned by our Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

Director Vacancies. Our Certificate of Incorporation authorizes only our Board of Directors to fill vacant directorships.

No Cumulative Voting. Our Certificate of Incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders. At any time after Cellectis beneficially owns less than 50% of our then outstanding common stock, our By-laws and our Certificate of Incorporation provide that special meetings of our stockholders may only be called by the Board of Directors. Prior to such time, a special meeting may also be called by the secretary of the Company at the request of stockholders holding a majority of the outstanding shares entitled to vote.

Advance Notice Procedures for Director Nominations. Our By-laws establish advance notice procedures for stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders. Although our By-laws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, our By-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Action by Written Consent. At any time after Cellectis beneficially owns less than 50% of our then outstanding common stock, our By-laws and our Certificate of Incorporation provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock. Prior to such time, such actions may be taken without a meeting by written consent.

Amending Our Certificate of Incorporation and Bylaws. At any time after Cellectis beneficially owns less than 50% of our then outstanding common stock, our Certificate of Incorporation and By-laws may be amended by the affirmative vote of the holders of at least two-thirds of our common stock. Prior to such time, our Certificate of Incorporation and By-laws may be amended by the affirmative vote of the holders of a majority of the voting power of our common stock.

Exclusive Jurisdiction. Our Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employees to us or to our stockholders, any action asserting a claim arising pursuant to the DGCL, or any action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, because the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce duties or liabilities created by the Exchange Act or the rules and regulations thereunder, the exclusive forum provision does not apply to any action arising under the Exchange Act. Although the exclusive forum provision applies, to the extent permitted by law, to Securities Act claims, the Securities Act creates concurrent federal and state jurisdiction over suits brought to enforce duties or liabilities created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this exclusive forum provision with respect to a Securities Act claim. Neither we nor our stockholders may waive compliance with the federal securities laws or the rules and regulations thereunder.

Business Combinations with Interested Stockholders. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the Board of Directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the Board of Directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have expressly elected not to be governed by the “business combination” provisions of Section 203 of the DGCL, until after such time as Cellectis no longer beneficially owns at least 50% of our common stock. At that time, such election shall be automatically withdrawn and we will thereafter be governed by the “business combination” provisions of Section 203 of the DGCL.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, none of Cellectis or any of its affiliates or any director who is not employed by us, or his or her affiliates has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our subsidiaries now engage or propose to engage or (ii) otherwise competing with us or our subsidiaries. In addition, to the fullest extent permitted by law, in the event that Cellectis or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director of Calyxt. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Certificate of Incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Registration Rights

The Stockholders Agreement provides Cellectis with registration rights relating to shares of our common stock held by Cellectis. See “Certain Relationships and Related Party Transactions, and Director Independence—Relationship with Cellectis—Stockholders Agreement” in our definitive proxy statement, incorporated by reference herein.

Indemnification and Limitations on Directors’ Liability

Section 145 of the DGCL grants each Delaware corporation the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of serving or having served in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may similarly indemnify any such person in actions by or in the right of the corporation if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability with respect to unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our Certificate of Incorporation indemnifies our directors and principal officers to the fullest extent permitted by Delaware law and our Certificate of Incorporation also allows our Board of Directors to indemnify other employees. This indemnification extends to the payment of judgments in actions against officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. This indemnification also extends to the payment of attorneys’ fees and expenses of principal officers and directors in suits against them where the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. This right of indemnification is not exclusive of any right to which the officer or director may be entitled as a matter of law.

Our directors and officers are insured pursuant to a “directors and officers” insurance policy, which provides protection against un-indemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for losses incurred by us in response to securities claims involving directors and officers. The policy contains various customary exclusions for policies of this type.

In addition, our board of directors has adopted a policy to enter into an indemnification agreement with each of our directors and officers, which provide for certain advancement and indemnification rights. Each indemnification agreement, provides, subject to certain exceptions, to indemnify and hold harmless the director or officer to the fullest extent permitted by Delaware law.

With respect to any indemnification available to directors affiliated with Cellectis, we have agreed (i) that we are the indemnitor of first resort with respect to any amounts incurred or sustained in connection with such person’s role as a director of Calyxt, (ii) that we will be responsible for, and required to advance, the full amount of such amounts without regard to any rights such person may have, or be pursuing, against Cellectis, and (iii) to irrevocably waives, relinquishes and releases Cellectis from any and all claims for contribution, subrogation or any other recovery in respect of such amounts.

We believe that the limitation of liability and indemnification provisions in our Certificate of Incorporation, By-laws, indemnification agreements and insurance policies are necessary to attract and retain qualified directors and officers. However, these provisions may discourage derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these limitations of liability and indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents as to which indemnification is sought from us, nor are we aware of any threatened litigation or proceeding that may result in an indemnification claim.

Listing

Our shares of common stock are listed on the Nasdaq under the symbol “CLXT.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock, debt securities or any combination thereof. Each warrant will entitle the holder to purchase for cash the amount of common stock, preferred stock, debt securities or units at the exercise price stated or determinable in a prospectus supplement for the warrants. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

Unless otherwise specified in the applicable prospectus supplement, holders of warrants will not be entitled to any rights with respect to the securities for which warrants are exercisable prior to the issuance of securities. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, debt securities or any combination thereof. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number of shares and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement into which we may enter in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination (but not securities of third parties) as specified in a related prospectus supplement or a free writing prospectus. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on such series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on such series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities of such series or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (including acceleration described in the preceding paragraph), except that such waivers of defaults or events of default regarding payment of principal, premium, if any, or interest, require that we shall have paid or set aside with the trustee sufficient funds to pay all amounts then due and payable otherwise then due and payable otherwise then by acceleration. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

No holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies unless:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request for the trustee to initiate such action or proceeding;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

On an annual basis, we will provide statements to the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities that shall become due and payable within one year or are to be called for redemption within one year, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must irrevocably deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series when payments are due on the date of maturity or the date fixed for redemption.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through market maker or into an existing trading market, on an exchange or otherwise;

•	directly by us to purchasers, including through a specific bidding, auction or other process;

•	through a combination of any of these methods of sale; or

•	we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The applicable prospectus supplement will contain the terms of the transaction, including the method of distribution of the securities offered, the proceeds we will receive from the sale, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, or at various prices determined at the time of sale.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities to whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock and preferred stock will be a new issue and, other than the common stock, which is listed on Nasdaq, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement. To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon by Jones Day, New York, New York.

EXPERTS

The financial statements of Calyxt, Inc. appearing in Calyxt, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with them. This allows us to disclose important information to you by referring those publicly filed documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38161) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the year ended December 31, 2018 (including the information in Part III incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and Quarterly Report on Form 10-Q, and the amendment thereto on Form 10-Q/A, for the quarter ended June 30, 2019;

•	Current Reports on Form 8-K filed on January 3, 2019, January 24, 2019, February 20, 2019, February 26, 2019 and May 21, 2019; and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed on July 20, 2017, including any amendment or report filed for the purpose of updating such description.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We make periodic filings and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy and information statements, and other information that we file with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may obtain copies of this prospectus and the documents incorporated by reference without charge by writing to our investor relations team at 2800 Mount Ridge Road, Roseville, Minnesota 55113, by telephone at (651)-683-2807 or on our website at www.calyxt.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus.

3,750,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. WAINWRIGHT & CO.

October 16, 2020